Independent Auditors' Consent


We consent to the use in this Post-Effective Amendment No. 47 to Registration Statement No. 2-39272/811-2162 of General American Separate Account Two on Form N-4 of our report dated February 28, 2001 on the financial statements of General American Separate Account Two for the year ended December 31, 2000, and our report dated February 22, 2001 on the financial statements ended December 31, 2000, and our report dated February 22, 2001 on the financial statements of General American Life Insurance Company for the year ended December 31, 2000, both appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts", also in such Statement of Additional Information.

/s/DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 30, 2001



The Board of Directors
General American Life Insurance Company

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectuses for General American Separate Account Two.



                                               /s/KPMG LLP
                                               ------------
                                                 KPMG LLP

St. Louis, Missouri
April 30, 2001